EXHIBIT 10.1

Portions of this exhibit, marked by brackets and asterisks, have been omitted pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because they are both not material and are the type of information that the registrant treats as private or confidential. The registrant undertakes to promptly provide an unredacted copy of the exhibit on a supplemental basis, if requested by the Commission or its staff.

Location:

Unit No.:

[●]

MEMBERSHIP AGREEMENT

THIS MEMBERSHIP AGREEMENT (“Agreement”), dated ____________________, 20______, is between [●], a Delaware limited liability company (“we”, “our” or “us”), and LuxUrban Hotels Inc., a Delaware corporation (“you”). The definitions of capitalized terms are found in Appendix A. In consideration of the following mutual promises, the parties agree as follows:

1. Membership. We have the exclusive right to license to you membership in the distinctive “Trademark Collection” System for providing transient guest lodging services. We grant to you and you accept the Membership, effective and beginning on the Opening Date and ending on the earliest to occur of the Term’s expiration or a Termination. The Membership is effective only at the Location and may not be transferred or relocated. You will retain the existing name of the Facility, or adopt your own name for the Facility (with our prior written consent) from opening “the Property Mark”, followed by the words “Trademark Collection by Wyndham” You may change the primary designation for the Facility with our prior written consent, which we may withhold, condition, or withdraw on written notice in our sole discretion. You shall not affiliate or identify the Facility with any other membership, franchise system, reservation system, brand, or cooperative during the Term.

2. Reserved Rights. You acknowledge that (i) the Membership relates solely to the Location and (ii) unless otherwise set forth herein, this Agreement does not entitle you to any protected territory, territorial rights or exclusive area. You further acknowledge that we and our affiliates have and retain the right to own, develop and operate, and to license others to develop and operate, hotels and lodging facilities (including without limitation, midscale, economy, upscale, luxury, select service, resort and garden hotels and extended stay facilities), timeshare or vacation ownership resort properties, restaurants or other business operations of any type whatsoever, under any trade name, trademark and service mark at any location except the Location, including locations adjacent, adjoining or proximate to the Location, and that these business operations may compete directly with and adversely affect the operation of the Facility. You agree that we or our affiliates may exercise these rights from time to time without notice to you, and you covenant that you shall take no action, including any action in a court of law or equity, which may interfere with our or our affiliates’ exercise of such rights. Further, while this Agreement is in effect, neither you nor your officers, directors, general partners or owners of [●]% or more of your Equity Interests, may own, operate, lease, manage or franchise any time share resort, vacation club, residence club, fractional ownership residence, condominium/apartment leasing or rental business or the like for any facility or business that shares directly or indirectly, common areas, amenities, recreation facilities, services, supplies or support activities with the Facility.

3. Your Improvement and Operating Obligations.

3.1 Pre-Opening Improvements. You must select, acquire, construct and/or renovate the Facility as provided in Schedule D.

3.2 Operation.

3.2.1 You will operate and maintain the Facility continuously after the Opening Date on a year-round basis as required by System Standards and offer transient guest lodging and other related services of the Facility (including those required by System Standards or as specified on the PIP) to the public in compliance with all federal, state and local laws, regulations and ordinances as well as the System Standards. You will keep the Facility in a clean, neat, and sanitary condition. You will clean, repair, replace, renovate, refurbish, paint, and redecorate the Facility and its FF&E as and when needed to comply with System Standards.

3.2.2 The Facility will be managed by either a management company or an individual manager with significant training and experience in general management of similar lodging facilities. If the Facility is managed by a management company, the management agreement between you and the management company for the Facility shall be subject and subordinate to this Agreement and in the event of any conflict between the management agreement and this Agreement, the controlling contract shall be this Agreement. The management agreement shall not release you of any obligations set forth in this Agreement.

3.2.3 The Facility will accept payment from guests by all credit and debit cards or other forms of payment we designate in the System Standards Manual. The Facility will comply with the Payment Card Industry Data Security Standard (PCI DSS) concerning cardholder information, as well as applicable laws and regulations, and such other requirements as we may include in the System Standards Manual or as we may otherwise communicate from time to time for such purpose.

3.2.4 You may add to or discontinue the amenities, services and facilities as required by System Standards or as specified on the PIP, or lease or subcontract any service or portion of the Facility, only with our prior written consent which we will not unreasonably withhold or delay. Your front desk operation, telephone system, parking lot, swimming pool and other guest service facilities may not be shared with or used by guests of another lodging or housing facility. You acknowledge that any breach of System Standards for the Facility, its guest amenities, and your guest service performance is a material breach of this Agreement.

3.2.5 Upon our reasonable request, you will provide us with then-current copies of the documents evidencing your ownership of, or right to possess, the Facility and/or the real property upon which the Facility is located, and a complete and accurate list of all of your owners and their Equity Interests.

3.3 Training. You (or a person with executive authority if you are an entity) and the Facility’s general manager (or other representative who exercises day to day operational authority) will attend the training programs described in Section 4.1 we designate as mandatory for members or general managers, respectively. You will train or cause the training of all Facility personnel as and when required by System Standards and this Agreement. You will pay for all travel, lodging, meals and compensation expenses of the people you send for training programs, the cost of training materials and other reasonable charges we may impose for training under Section 4.1, and all travel, lodging, meal and facility and equipment rental expenses of our representatives if training is provided at the Facility.

3.4 Marketing.

3.4.1 You will participate in System marketing programs, including the Chain Websites, if any, the Reservation System, and guest loyalty programs. You will obtain and maintain the computer and communications service and equipment we specify to participate in the Reservation System. You will comply with our rules and standards for participation, and will honor reservations and commitments to guests and travel industry participants. You authorize us to offer and sell reservations for rooms and services at the Facility according to the rules of participation and System Standards. You may implement, at your option and expense, your own local advertising. Your advertising materials must use the Marks correctly, and must comply with System Standards or be approved in writing by us prior to publication. You will stop using any non-conforming, outdated or misleading advertising materials if we so request.

3.4.2 The Facility must participate in all mandatory Internet and distribution marketing activities and programs in accordance with the System Standards Manual, including any arrangements we make with third party distribution channels. You must provide us with information about the Facility and use our approved photographer for taking photographs of the Facility for posting on the Chain Websites, third party travel websites and various marketing media. The content you provide us or use yourself for any Internet or distribution marketing activities must be true, correct and accurate, and you will promptly notify us in writing, in accordance with our processes that are then in effect, when any correction to the content becomes necessary. You must promptly modify at our request the content of any Internet or distribution marketing materials for the Facility you use, authorize, display or provide to conform to System Standards. You will discontinue any Internet or distribution marketing activities that conflict, in our reasonable discretion, with Chain-wide Internet or distribution marketing activities. You must honor the terms of any participation agreement you sign for Internet or distribution marketing activities. You will pay when due any fees, commissions, charges and reimbursements relating to Internet or distribution marketing activities (i) in which you agree to participate, or (ii) that we designate as mandatory on a Chain-wide basis. We may suspend the Facility’s participation in Internet and/or distribution marketing activities if you default under this Agreement.

3.4.3 You will participate in the Wyndham Rewards or any successor guest rewards or loyalty program we determine is appropriate and pay the Loyalty Program Charge associated with the program as set forth in Schedule C. The Wyndham Rewards Front Desk Guide sets forth additional standards, which you agree to follow. The Front Desk Guide, including fees assessed and reimbursements rates, may be revised at any time by us or our affiliates upon [●] days’ prior notice.

3.4.4 As a requirement of your participation in the Reservation System, you must participate in our Signature Reservation Service (“SRS”) program during the Term of the Agreement. Under the SRS program, you will pay the fees associated with certain calls answered by our agents on behalf of the Facility. The program terms and fees associated with the program are described in the SRS agreement that you will sign and deliver to us at the same time as you sign this Agreement.

3.5 Governmental Matters. You will obtain as and when needed all governmental permits, licenses and consents required by law to construct, acquire, renovate, operate and maintain the Facility and to offer all services you advertise or promote. You will pay when due or properly contest all federal, state and local payroll, withholding, unemployment, beverage, permit, license, property, ad valorem and other taxes, assessments, fees, charges, penalties and interest, and will file when due all governmental returns, notices and other filings. You will comply with all applicable federal, state and local laws, regulations and orders applicable to you and/or the Facility, including those combating terrorism such as the USA Patriot Act and Executive Order 13224.

3.6 Financial Books & Records; Audits.

3.6.1 The Facility’s transactions must be timely and accurately recorded in accounting books and records prepared on an accrual basis compliant with generally accepted accounting principles of the United States (“GAAP”) and consistent with the most recent edition of the Uniform System of Accounts for the Lodging Industry published by the American Hotel & Lodging Association, as modified by this Agreement and System Standards. You acknowledge that your accurate and timely accounting for and reporting of Gross Room Revenues is a material obligation you accept under this Agreement.

3.6.2 Upon our request, you will send to us copies of financial statements, tax returns, and other records relating to the Facility for the applicable accounting period that we require under this Agreement and System Standards. We may notify you of a date on which we propose to audit the Facility’s books and records at the Facility but such notice is not required. You will be deemed to confirm our proposed date unless you follow the instructions with the audit notice for changing the date. You need to inform us where the books and records will be produced. You need to produce for our auditors at the confirmed time and place for the audit the books, records, tax returns and financial statements for the Facility. We may require access to the property including guest rooms. We may also perform an audit of the Facility’s books and records remotely or electronically without advance notice or your knowledge. Your staff must cooperate with and assist our auditors to perform any audit we conduct.

3.6.3 We will notify you in writing if you default under this Agreement because (i) you do not cure a violation of Section 3.6.2 within [●] days after the date of the initial audit, (ii) you cancel two or more previously scheduled audits, (iii) you refuse to admit our auditors during normal business hours at the place where you maintain the Facility’s books and records, or refuse to produce the books and records at the audit or send them to us as required under this Agreement and System Standards for the applicable accounting periods, (iv) our audit determines that the books and records you produced are incomplete or show evidence of tampering or violation of generally accepted internal control procedures, or (v) our audit determines that that you have reported to us less than [●]% of the Facility’s Gross Room Revenues for any fiscal year preceding the audit. Our notice of default may include, in our sole discretion and as part of your performance needed to cure the default under this Section 3.6, an “Accounting Procedure Notice.” The Accounting Procedure Notice requires that you obtain and deliver to us, within [●] days after the end of each of your next three fiscal years ending after the Accounting Procedure Notice, an audit opinion signed by an independent certified public accountant who is a member of the American Institute of Certified Public Accountants addressed to us that the Facility’s Gross Room Revenues you reported to us during the fiscal year fairly present the Gross Room Revenues of the Facility computed in accordance with this Agreement for the fiscal year. You must also pay any deficiency in Recurring Fees, any Audit Fee, as defined in Section 4.8, we assess you for your default of Section 3.6 as described in Section 4.8, and/or other charges we identify and invoice as a result of the audit.

3.6.4 You shall, at your expense, prepare and submit to us by the third day of each month, a statement in the form prescribed by us, accurately reflecting for the immediately preceding month all Gross Room Revenues and such other data or information as we may require. You must submit your statements to us using our on-line reporting and payment tool or through such other technology or means as we may establish from time to time.

3.7 Inspections. You acknowledge that the Facility’s participation in our quality assurance inspection program (including unannounced inspections conducted in person and/or via electronic means) is a material obligation you accept under this Agreement. You will permit our representatives to perform quality assurance inspections of the Facility at any time with or without advance notice. In person inspections will commence during normal business hours although we may observe Facility operation at any time. You and the Facility staff will cooperate with the representative performing the inspection. If the Facility fails an inspection, either in person or via electronic means, you refuse to cooperate with our representative, or you refuse to comply with our published inspection System Standards, then you will pay us when invoiced for any Reinspection Fee specified in System Standards Manuals plus the reasonable travel, lodging and meal costs our representative incurs for a reinspection. You will also be charged the Reinspection Fee if we are required to return to the Facility to inspect it as a result of your failure to complete any Improvement Obligation by the deadline established in the PIP, as set forth in Schedule D. Your final quality assurance score may be comprised of several components, including but not limited to the results of paper and electronic customer satisfaction surveys of your guests as well as unsolicited feedback received from your guests. We may publish and disclose the results of quality assurance inspections and guest surveys. We may, at our discretion, implement a Chain-wide quality assurance/mystery shopper inspection program to be performed by a reputable third party. You must provide free lodging for the inspector(s) when he/she visits your Facility.

3.8 Insurance. You will obtain and maintain during the Term of this Agreement the insurance coverage required under the System Standards Manual from insurers meeting the standards established in the System Standards Manual. Unless we instruct you otherwise, your liability insurance policies will name as additional insureds [●] and their current and former subsidiaries, affiliates, successors and assigns as their interests may appear. All policies must be primary and non- contributory with or excess of any insurance coverage that may be available to an additional insured. You must submit to us, annually, a copy of the certificate of or other evidence of renewal or extension of each such insurance policy as required by the System Standards. If you fail to procure or maintain the required insurance, then we will have the right (without any obligation) to procure such insurance at your cost plus a reasonable fee.

3.9 Conferences. You or your representative will attend each Chain conference and pay the Conference Registration Fee. The Chain conference may be held as part of a [●] multi-brand conference with special sessions and programs for our Chain only. Mandatory recurrent training for members and general managers described in Section 4.1.4 may be held at a conference. The Fee will be the same for all Chain Facilities that we license for membership in the United States. We will invoice and charge you for the Conference Fee even if you do not attend the Chain conference. You will receive reasonable notice of a Chain conference.

3.10 Purchasing. You will purchase or obtain certain items we designate as proprietary or that bear or depict the Marks only from suppliers we approve. You may purchase other items for the Facility from any competent source you select, so long as the items meet or exceed System Standards.

3.11 Good Will. You will use reasonable efforts to protect, maintain and promote the name “Trademark Collection” or “Trademark Collection by Wyndham” and its distinguishing characteristics, and the other Marks. You will not permit or allow your officers, directors, principals, employees, representatives, or guests of the Facility to engage in conduct which is unlawful or damaging to the good will or public image of the Chain or System. You agree that, in event that you or any of your principals or Guarantors is or is discovered to have been, convicted of a felony or any other offense likely to reflect adversely upon us, the System or the Marks, such conviction is a material, incurable breach of this Section. You will follow System Standards for identification of the Facility and for you to avoid confusion on the part of guests, creditors, lenders, investors and the public as to your ownership and operation of the Facility, and the identity of your owners. You will participate in good faith in Chain-wide guest service and satisfaction guarantee programs we require for all Chain Facilities. You shall use your best efforts to promote usage of other Chain Facilities by members of the public. Without our prior written consent, which may be withheld in our sole discretion, you shall ensure that no part of the Facility or the System is used to further or promote a different or competing business, including without limitation, advertising or promotion for guest lodging facilities other than those licensed by us or our affiliates and marketing, advertising or promoting any timeshare or vacation ownership resort not affiliated with us, our affiliates, or Wyndham Destinations, Inc. and its affiliates.

3.12 Facility Modifications. You may not materially modify, diminish or expand the Facility (or change its interior design, layout, FF&E, or facilities) until you receive our prior written consent, which we will not unreasonably withhold or delay. You will pay our Rooms Addition Fee then in effect for each guest room you add to the Facility before you begin construction of any expansion. If we so request, you will obtain our prior written approval of the plans and specifications for any material modification, which we will not unreasonably withhold or delay. You will not open to the public any material modification until we inspect it for compliance with the Approved Plans and System Standards.

3.13 Courtesy Lodging. You will provide lodging at the “Employee Rate” established in the System Standards Manual from time to time (but only to the extent that adequate room vacancies exist) to our representatives and members of their immediate family. You are not required to provide more than two standard guest rooms at this rate on any given night.

3.14 Minor Renovations. Beginning three years after the Opening Date, we may issue a “Minor Renovation Notice” to you that will specify reasonable Facility upgrading and renovation requirements (a “Minor Renovation”) to be commenced no sooner than [●] days after the notice is issued, having an aggregate cost for labor, FF&E and materials estimated by us to be not more than the Minor Renovation Ceiling Amount. You will perform the Minor Renovations as and when the Minor Renovation Notice requires. We will not issue a Minor Renovation Notice within three years after the date of a prior Minor Renovation Notice, or if the Facility maintains an overall guest satisfaction score of at least [●] of the maximum available score (e.g., at least [●] stars) on a leading hospitality guest review site that we designate, when the Facility is otherwise eligible for a Minor Renovation.

3.15 Technology Standards & Communications. You recognize that the System requires you to acquire, operate and maintain a computer-based property management system and provide guests with innovative technology, including communications and entertainment. You must purchase, acquire, or subscribe to the computer system and other equipment and software that we specify, including preventative maintenance software. We may modify System Standards to require new or updated technology at all Chain Facilities. At our request, you shall participate in any intranet or extranet system developed for use in connection with the System. Such intranet or extranet system may be combined with that of our affiliates. You shall agree to such terms and conditions for the use of such intranet or extranet system as we may prescribe, which may include, among other things: (a) confidentiality requirements for materials transmitted via such system; (b) password protocols and other security precautions; (c) grounds and procedures for our suspension or revocation of access to the system by you and others; and (d) a privacy policy governing the parties’ access to and use of electronic communications posted on electronic bulletin boards or transmitted via the system. You shall pay any fee imposed from time to time by us or a third-party service provider in connection with hosting such system.

4. Our Operating and Service Obligations. We will provide you with the following services and assistance:

4.1 Training. We may offer (directly or indirectly by subcontracting with an affiliate or a third party) general manager training, remedial training, re-certification training, and supplemental training.

4.1.1 General Manager Training. We will offer general manager certification training for your general manager in our Hospitality Management Program, which may be held in i) a hybrid, in- person and virtual format or ii) a virtual-only format. The program will cover such topics as operating a Chain Facility, marketing and sales, financial management, guest services and people management. Your initial general manager (or other representative who exercises day to day operational authority) for the Facility must complete this program to our satisfaction no later than [●] days after the Opening Date. Any replacement general manager must complete the training program to our satisfaction within [●] days after he/she assumes the position. If we do not offer a place in the training program within the above time frame, your replacement general manager must complete the next program held at which we offer a place. Your general manager for the Facility must complete the training even if you employ managers at other Chain Facilities who have already received this training. We charge you tuition for our Hospitality Management Program which is set forth on Schedule D. If he/she does not complete the training within [●] days after the Opening Date, and for any replacement general manager, you must pay a separate tuition at the rate then in effect for the program when your manager attends the program. If you, or any other employee at the Facility wishes to participate in the training in addition to your general manager, you can do so and you must pay the Additional Attendee Fee, currently $[●], which is payable by the scheduled date for the program and is in addition to the tuition due for your general manager. We may charge you full or discounted tuition for “refresher” training for your general manager or for additional staff members who complete the training program with your general manager. You must also pay for your, your general manager and/or additional staff member’s travel, lodging, meals, incidental expenses, compensation and benefits for any in-person components.

4.1.2 Remedial Training. We may require you, your general manager and/or your staff to participate in remedial training if the Facility receives a failing score on a quality assurance inspection, a failing score on quality assurance electronic guest survey (or equivalent evaluation system), or experiences significant complaints to our customer care department or posted on third- party travel websites, distribution channels, blogs, social networks and other forums, as determined by us in our sole discretion. This training may be offered at our corporate offices, at a regional location, on-line or at the Facility. The training may be in the form of one or more classes held at different times and locations as we may require. You must pay the tuition in effect for this program when it is offered to you. If the training is provided at the Facility, you must provide lodging for our trainers. In addition, if at the time of your quality assurance inspection, you receive (i) a failure rating on guest room cleanliness and (ii) an average quality assurance score of F on cleanliness of guestroom category or cleanliness of bathroom category (based on a minimum of 10 electronic quality assurance guest surveys), then we may require you to take a one day, on-site remedial class on housekeeping within [●] days after the inspection. The tuition for an on-line class is currently up to $[●], but is subject to increase in the future. The fee for an on-site customer experience assessment or training class is currently $[●] but is subject to increase in the future.

4.1.3 Ongoing Training and Support. You must subscribe and pay an annual fee for access to our learning management system, Wyndham University, which includes training via live workshops, e-learning modules, webinars, online courses, videos and other educational resources, accessible by you and your staff via the Internet, including the Chain’s intranet website. All general managers must complete recertification training at such intervals as we may establish in the System Standards Manual. You must pay us the tuition then in effect for any such program. We may offer other mandatory or optional training programs for reasonable tuition or without charge. The above training could be offered as i) a hybrid, in-person and virtual format or ii) a virtual-only format. If in person, training will be held in our corporate offices or other locations, or held in conjunction with a Chain conference. If you are attending a hybrid training, you will pay for your representative’s travel, lodging, meals, incidental expenses, compensation and benefits and any tuition charge we establish for this training. We may offer, rent or sell to you other on-site training aids and materials, or require you to buy them at reasonable prices.

4.1.4 No Show and Cancellation Fees. If you or your general manager, or any other member of your staff you designate, fails to register for a required training program within the required time period, or registers for a training program but fails to attend such program as scheduled without, notifying us in advance, whether such attendance is required or optional, we may charge you a no-show fee of up to [●]% of the tuition for the program. If you, your general manager or any other member of your staff cancels participation in any training program less than [●] days before it is scheduled to be held, we may charge you a “cancellation fee” of up to [●]% of the tuition for the program. No-show and cancellation fees are in addition to the tuition you will have to pay at the then offered rate when you or your general manager attends the program. We may assess you additional no-show or cancellation fees for continued failures by you under this Section 4.1

4.2 Reservation System. We will operate and maintain (directly or by subcontracting with an affiliate or one or more third parties) a computerized Reservation System or such technological substitute(s) as we determine, in our discretion. We or our Approved Supplier will provide software maintenance and support for any software we or an Approved Supplier license to you to connect to the Reservation System if you are up to date in your payment of Recurring Fees and all other fees you must pay under any other agreement with us, an affiliate or the supplier, as applicable. During the Term, the Facility will participate in the Reservation System on an exclusive basis, including entering into all related technology agreements and complying with all terms and conditions which we establish from time to time for participation. The Facility may not book any reservations through any other electronic reservation system, booking engine or other technology. You will use any information obtained through the Reservation System to refer guests, directly or indirectly, only to Chain Facilities. You shall own and be responsible for compliance with all applicable laws, regulations or standards concerning all Guest Information within your possession or any service provider holding such information on your behalf, and we shall own and be responsible for compliance with all applicable laws, regulations or standards concerning all Guest Information within our possession or any service provider holding such information on our behalf. To the extent that you and we both possess identical Guest Information, your and our respective ownership rights and related compliance obligations with regard to such Guest Information shall be separate and independent from one another. We have the right to provide reservation services to lodging facilities other than Chain Facilities or to other parties.

4.3 Marketing.

4.3.1 We will use Marketing Fees we collect to promote public awareness and usage of Chain Facilities by implementing advertising, promotion, publicity, market research, loyalty marketing and other marketing programs, training programs and related activities as we deem appropriate. We will determine in our discretion: (i) the nature and type of media placement; (ii) the allocation (if any) among international, national, regional and local markets; and (iii) the nature and type of advertising copy, other materials and programs. We or an affiliate may be reimbursed from Marketing Fees for the reasonable direct and indirect costs, overhead or other expenses of providing marketing services. We are not obligated to supplement or advance funds available from collections of the Marketing Fees to pay for marketing activities. We do not promise that the Facility or you will benefit directly or proportionately from marketing activities.

4.3.2 We may, at our discretion, implement special international, national, regional or local promotional programs (which may or may not include the Facility) as we deem appropriate and may make available to you (to use at your option) media advertising copy and other marketing materials for prices which reasonably cover the materials’ direct and indirect costs.

4.3.3 We may, at our discretion, implement “group booking” programs created to encourage use of Chain Facilities for tours, conventions and the like, possibly for an additional fees.

4.4 Purchasing and Other Services. We may offer for a reasonable fee other optional assistance to you with purchasing items used at or in the Facility. Our affiliates may offer this service on our behalf. We may restrict the vendors authorized to sell proprietary or Mark-bearing items in order to control quality, provide for consistent service or obtain volume discounts. We will maintain and provide to you lists of suppliers approved to furnish Mark-bearing items, or whose products conform to System Standards.

4.5 The System. We will control and establish requirements for all aspects of the System. We may, in our discretion, change, delete from or add to the System, including any of the Marks or System Standards, in response to changing market conditions. We may, in our discretion, permit deviations from System Standards, based on local conditions and our assessment of the circumstances. We may, in our discretion, change the designation standards for the Chain and then require that you change the designation of the Facility and related presentation of that designation where it appears. We will not be liable to you for any expenses, losses or damages you may sustain as a result of any Mark addition, modification, substitution or discontinuation.

4.6 Consultations and Standards Compliance. We will assist you to understand your obligations under System Standards by telephone, mail, during any visits by our employees to the Facility, through the System Standards Manual, at training sessions and during conferences, meetings and visits we conduct. You may request an on-site day visit from our member operations representatives at our then-current daily rate. Such day visits shall consist of eight hours on-site, up to a maximum of [●] days. You must provide free lodging for our representative when he/she visits your Facility. We will provide telephone and mail consultation on Facility operation and marketing through our representatives. We will offer you access to any Internet website we may maintain to provide Chain members with information and services, subject to any rules, policies and procedures we establish for its use and access and to this Agreement. We may limit or deny access to any such website while you are in default under this Agreement.

4.7 System Standards Manual and Other Publications. We will specify System Standards in the System Standards Manual, policy statements or other publications which we may make available to you via our Chain intranet, in paper copies or through another medium. You will at all times comply with the System Standards. You acknowledge that the System Standards and the System Standards Manual are designed to protect the System and the Marks, and not to control the day-to-day operation of your business. We will provide you with access to the System Standards Manual promptly after we sign this Agreement. We will notify you via our Chain intranet or another medium of any System Standards Manual revisions and/or supplements as and when issued as well as any other publications and policy statements in effect for Chain members from time to time.

4.8 Inspections and Audits. We have the unlimited right to conduct unannounced quality assurance inspections (whether in person or via electronic means) of the Facility and its operations, records and Mark usage to test the Facility’s compliance with System Standards and this Agreement, and the audits described in Section 3.6. We have the unlimited right to reinspect if the Facility does not achieve the score required on an inspection. We may impose a Reinspection Fee and will charge you for our costs as provided in Section 3.7. In connection with an audit, you will pay us any understated amount plus interest under Section 3.6. If the understated amount is [●] or more of the total amount owed during a six-month period, you will also pay us an “Audit Fee” equal to the costs and expenses associated with the audit. Our inspections are solely for the purposes of checking compliance with System Standards.

4.9 Revenue Management. We offer optional revenue management services (“RMS”) for additional fees. RMS is currently offered at two levels of service each of which offers a different frequency of inventory management, strategic positioning, future demand strategy and targeted promotions and packages. We reserve the right to evaluate a variety of factors, including but not limited to, your Facility’s room count, occupancy rate, trends, and market to determine the most suitable level of service. Based on our assessment of your Facility and its performance, we may limit the levels of optional services available to your Facility. You are required to sign a Hotel Revenue Management Agreement for the applicable level of service in order to participate in RMS.

5. Term. The Term begins on the date that we insert in the preamble of this Agreement after we sign it (the “Effective Date”) and expires at the end of the [●] Membership Year. NEITHER PARTY HAS RENEWAL RIGHTS OR OPTIONS. However, if applicable law requires us to offer renewal rights, and you desire to renew this Agreement, then you will apply for a renewal membership agreement at least six months, but not more than nine months, prior to the expiration date, and subject to such applicable law, you will have to meet our then-current requirements for applicants seeking a membership agreement, which may include (i) executing our then-current form of membership and other agreements, which membership and other agreements may contain materially different terms and provisions (such as operating standards and fees) from those contained in this Agreement, (ii) executing a general release of us and our affiliates, in form and substance satisfactory to us, (iii) completing a property improvement plan, and (iv) paying a standard renewal fee, if then applicable.

6. Application and Affiliation Fees. You must pay us a non-refundable Application Fee of $[●], which shall be applied to your Affiliation Fee or Reaffiliation Fee. If your membership is for a new construction or conversion Facility, you must pay us an Affiliation Fee. If you are a transferee of an existing Facility or are renewing an existing membership, you will pay us a Reaffiliation Fee. The amount of your Affiliation Fee or Re-affiliation Fee is $[●], $[●] of which shall be applied from your Application Fee, and the remainder paid when you sign this Agreement and is fully earned and non-refundable when we sign this Agreement.

7. Recurring Fees, Taxes and Interest.

7.1 You will pay us certain “Recurring Fees” each month of the Term payable in U.S. dollars (or such other currency as we may direct if the Facility is outside the United States). The Recurring Fees described in this Section 7.1 are payable [●] days after the month in which they accrue, without billing or demand. Other Recurring Fees are payable at the time set forth in the System Standards. Recurring Fees include the following:

7.1.1 A “Membership Fee” equal to [●] percent of Gross Room Revenues of the Facility accruing during the calendar month, accrues from the earlier of the Opening Date or the date you identify the Facility as a Chain Facility or operate it under a Mark until the end of the Term.

7.1.2 A “Marketing Fee” as set forth in Schedule C, for advertising, marketing, training, and other related services and programs, accrues from the Opening Date until the end of the Term, including during reservation suspension periods. We collect and deposit these Fees from members, then disburse and administer the funds collected by means of a separate account or accounts. We may use the Marketing Fees we collect, in whole or in part, to reimburse our reasonable direct and indirect costs, overhead or other expenses of providing marketing, training and reservation services. You will also pay or reimburse us as described in Schedule C for “Additional Fees” such as commissions we pay to travel and other agents paid for certain reservation and marketing services to generate reservation at the Facility plus a reasonable service fee, fees levied to pay for reservations for the Facility originated or processed through the Global Distribution System, the Chain Websites and/or other reservation systems, distribution channels and networks, and fees for additional services and programs. We may charge Facilities using the Reservation System outside the United States for reservation service using a different formula. We may change, modify, add or delete the Marketing Fee and/or Additional Fees in accordance with Schedule C.

7.2 You will pay to us “taxes” equal to any federal, state or local sales, gross receipts, use, value added, excise or similar taxes (collectively “Taxes”) assessed against us on the Recurring Fees and basic charges by the jurisdictions where the Facility is located, but not including any income tax, franchise or other similar tax for the privilege of doing business by us in your State. You will pay Taxes to us when due.

7.3 “Interest” is payable when you receive our invoice on any past due amount payable to us under this Agreement at the rate of [●]% per month or the maximum rate permitted by applicable law, whichever is less, accruing from the due date until the amount is paid.

7.4 If a Transfer occurs, your transferee or you will pay us our then current Application Fee and a “Reaffiliation Fee” equal to the Affiliation Fee we would then charge a new member for the Facility.

7.5 You will report and pay to us all Recurring Fees and other fees and charges on-line via our self-service electronic invoice presentment and payment tool accessible through our Chain intranet. In the electronic on-line environment, payments can be made either through the electronic check payment channel or the credit card payment channel. We reserve the right to change, from time to time, the technologies or other means for reporting and paying fees to us by amending the System Standards Manual.

8. Indemnifications.

8.1 Independent of your obligation to procure and maintain insurance, you will indemnify, defend and hold the Indemnitees harmless, to the fullest extent permitted by law, from and against all Losses and Expenses, incurred by any Indemnitee for any investigation, claim, action, suit, demand, administrative or alternative dispute resolution proceeding, relating to or arising out of any transaction, occurrence or service at, or involving the operation of, the Facility, any payment you make or fail to make to us, any breach or violation of any contract or any law, regulation or ruling by, any claim that the use of the Property Mark by us as provided for in this Agreement constitutes a violation of the proprietary rights of any third party, or any act, error or omission (active or passive) of, you, any party associated or affiliated with you or any of the owners, officers, directors, employees, agents or contractors of you or your affiliates, including when you are alleged or held to be the actual, apparent or ostensible agent of the Indemnitee, or the active or passive negligence of any Indemnitee is alleged or proven. You have no obligation to indemnify an Indemnitee for damages to compensate for property damage or personal injury if a court of competent jurisdiction makes a final decision not subject to further appeal that the Indemnitee engaged in willful misconduct or intentionally caused such property damage or bodily injury. This exclusion from the obligation to indemnify shall not, however, apply if the property damage or bodily injury resulted from the use of reasonable force by the Indemnitee to protect persons or property.

8.2 You will respond promptly to any matter described in the preceding paragraph, and defend the Indemnitee. You will reimburse the Indemnitee for all costs of defending the matter, including reasonable attorneys’ fees, incurred by the Indemnitee if your insurer or you do not assume defense of the Indemnitee promptly when requested, or separate counsel is appropriate, in our discretion, because of actua1 or potential conflicts of interest. We must approve any resolution or course of action in a matter that could directly or indirectly have any adverse effect on us or the Chain, or could serve as a precedent for other matters.

8.3 We will indemnify, defend and hold you harmless, to the fullest extent permitted by law, from and against all Losses and Expenses incurred by you in any action or claim arising from your proper use of the System alleging that your use of the System and any property we license to you is an infringement of a third party’s rights to any trade secret, patent, copyright, trademark, service mark or trade name. You will promptly notify us in writing when you become aware of any alleged infringement or an action is filed against you. You will cooperate with our defense and resolution of the claim. We may resolve the matter by obtaining a license of the property for you at our expense, or by requiring that you discontinue using the infringing property or modify your use to avoid infringing the rights of others.

9. Your Assignments, Transfers and Conveyances.

9.1 Transfer of the Facility. This Agreement is personal to you (and your owners if you are an entity). We are relying on your experience, skill and financial resources (and that of your owners and the guarantors, if any) to sign this Agreement with you. You may finance the Facility and grant a lien, security interest or encumbrance on it (but not in this Agreement) without notice to us or our consent. If a Transfer is to occur, the transferee or you must comply with Section 9.3. Your Membership is subject to Termination when the Transfer occurs. The Membership is not transferable to your transferee, who has no right or authorization to use the System and the Marks when you transfer ownership or possession of the Facility. The transferee may not operate the Facility under the System, and you are responsible for performing the post-Termination obligations in Section 13. You and your owners may, only with our prior written consent and after you comply with Sections 9.3 and 9.6, assign, pledge, transfer, delegate or grant a security interest in all or any of your rights, benefits and obligations under this Agreement, as security or otherwise. As a condition of our consent, if your interest in this Agreement is proposed as the collateral of a security interest, then we may require that you and your lender execute a comfort letter in the form described in our then-current disclosure document and that you pay our then-current fee for processing such a request. Transactions involving Equity Interests that are not Equity Transfers do not require our consent and are not Transfers.

9.2 Financing Documents. Neither you, nor any of your Equity Interest owners, shall represent in any proposed financing arrangement to any proposed lender or participant in a private or public investment offering that we or any of our affiliates are or shall be in any way responsible for your obligations or financial projections, if any, set forth in such financing arrangement or investment offering or that we or any of our affiliates are or shall be participating in such private or public investment offering. In addition, any proposed financing arrangement where the service mark “Trademark Collection” appears, or a reference to this Agreement appears, shall contain a disclaimer in bold face type substantially as follows: THE BORROWER IS A PARTY TO AN AGREEMENT WITH TMH WORLDWIDE, LLC TO OPERATE HOTELS USING THE SERVICE MARK “TRADEMARK COLLECTION.” NEITHER TMH WORLDWIDE, LLC NOR ITS AFFILIATES OWN ANY SUCH HOTELS OR ARE A PARTY TO THIS FINANCING AND HAVE NOT PROVIDED OR REVIEWED, AND ARE NOT RESPONSIBLE FOR, ANY DISCLOSURES OR OTHER INFORMATION SET FORTH HEREIN. Also, at least [●] days prior to closing such financing, you shall submit to us a written statement certifying that you have not misrepresented or overstated your relationship with us and our affiliates or your rights to use the Marks.

9.3 Conditions. We may condition and withhold our consent to a Transfer when required under this Section 9 until the transferee and you meet certain conditions; however, we will not unreasonably withhold, delay or condition our consent to a Transfer if the Facility is then financed under a program in which the United States Small Business Administration (“SBA”) guarantees the financing or its repayment. If a Transfer is to occur, the transferee (or you, if an Equity Transfer is involved) must first complete and submit our application, qualify to be a member in our sole discretion, given the circumstances of the proposed Transfer, provide the same supporting documents as a new member applicant, pay the Application Fee and Reaffiliation Fee then in effect, sign the form of Membership Agreement we then offer in conversion transactions and agree to renovate the Facility as if it were an existing facility converting to the System, as we reasonably determine. We will provide a PIP of improvements we will require after we receive the transferee’s Application We may require structural changes to the Facility if it no longer meets System Standards for entering conversion facilities or, in the alternative, condition our approval of the Transfer on limiting the transferee’s term to the balance of your Term, or adding a right to terminate without cause exercisable by either party after a period of time has elapsed. Our consent to the transaction will not be effective until these conditions are satisfied. If we do not approve the Transfer, we may, in our sole discretion, allow you to terminate the Membership when you sell the Facility and pay us Liquidated Damages under Section 12.1. Such payment would be due and payable when you transfer possession of the Facility. We must also receive general releases from you and each of your owners, and payment of all amounts then owed to us and our affiliates by you, your owners, your affiliates, the transferee, its owners and affiliates, under this Agreement or otherwise. Our consent to a Transfer is not a waiver of (i) any claims we may have against you; or (ii) our right to demand strict compliance from the Transferee with the terms of its agreement.

9.4 Permitted Transferee Transactions. Provided that you comply with this Section 9.4 you may (i) transfer an Equity Interest to a Permitted Transferee or (ii) effect an Equity Transfer to a Permitted Transferee without obtaining our consent, renovating the Facility or paying a Reaffiliation Fee or Application Fee. No Transfer will be deemed to occur. You must not be in default and you must comply with the application and notice procedures specified in Sections 9.3 and 9.6. Each Permitted Transferee must first agree in writing to be bound by this Agreement, or at our option, execute the Membership Agreement form then offered prospective members. No transfer to a Permitted Transferee shall release a living transferor from liability under this Agreement or any guarantor under any guaranty of this Agreement. A transfer resulting from a death may occur even if you are in default under this Agreement.

9.5 Attempted Transfers. Any transaction requiring our consent under this Section 9 in which our consent is not first obtained will be void, as between you and us. You will continue to be liable for payment and performance of your obligations under this Agreement until we terminate this Agreement, all your financial obligations to us are paid and all System identification is removed from the Facility.

9.6 Notice of Transfers. You will give us at least [●] days prior written notice of any proposed Transfer or Permitted Transferee transaction. You will notify us when you sign a contract to Transfer the Facility and [●] days before you intend to close on the transfer of the Facility. We will respond to all requests for our consent and notices of Permitted Transferee transactions within a reasonable time not to exceed [●] days. You will notify us in writing within [●] days after a change in ownership of [●]% or more of your Equity Interests that are not publicly held or that is not an Equity Transfer, or a change in the ownership of the Facility if you are not its owner. You will provide us with lists of the names, addresses, and ownership percentages of your owner(s) at our request.

10. Our Assignments. We may transfer, assign, delegate or subcontract all or any part of our rights and duties under this Agreement, including by operation of law, without notice and without your consent. You are not the third-party beneficiary of any contract with a third party to provide services to you under this Agreement. We may dissolve, terminate and wind up our business under applicable law but we will transfer the System and this Agreement to a party that will perform the licensor’s obligations and that will assume this Agreement in writing. We will have no obligations to you with respect to any assigned right or duty after you are notified that our transferee has assumed such rights or duties under this Agreement except those that arose before we assign this Agreement.

11. Default and Termination.

11.1 Default. You will be in default under this Agreement if (a) you do not pay us when a payment is due under this Agreement or under any other instrument, debt, agreement or account with us related to the Facility, (b) you do not perform any of your other obligations when this Agreement and the System Standards Manual require, or (c) if you otherwise breach this Agreement. If your default is not cured within [●] days after you receive written notice from us that you have not filed your monthly report, paid us any amount that is due or breached your obligations regarding Confidential Information, or within [●] days after you receive written notice from us of any other default (except as noted below), then we may terminate this Agreement by written notice to you, under Section 11.2. We will not exercise our right to terminate if you have completely cured your default during the time allowed for cure, or until any waiting period required by law has elapsed. In the case of a default resulting from the Facility’s failure to meet Quality Standards as measured by a quality assurance inspection, if you have acted diligently to cure the default but cannot do so, and the default does not relate to health or safety, we may, in our discretion, enter into an improvement agreement with you provided you request such an agreement within [●] days after receiving notice of the failing inspection. If we have entered into an improvement agreement, you must cure the default within the time period specified in the improvement agreement which shall not exceed [●] days after the failed inspection. We may terminate this Agreement and any or all rights granted hereunder if you do not timely perform that improvement agreement.

11.2 Termination. We may terminate this Agreement effective when we send written notice to you or such later date as required by law or as stated in the default notice, when (1) you do not cure a default as provided in Section 11.1 or we are authorized to terminate under Schedule D due to your failure to perform your Improvement Obligation, (2) you discontinue operating the Facility as a “Trademark Collection” or “Trademark Collection by Wyndham”, (3) you do or perform, directly or indirectly, any act or failure to act that in our reasonable judgment is or could be injurious or prejudicial to the goodwill associated with the Marks or the System, (4) you lose ownership possession or the right to possession of the Facility or otherwise lose the right to conduct the licensed business at the Location, (5) you (or any guarantor) suffer the termination of another membership agreement with us or one of our affiliates, (6) you intentionally maintain false books and records or submit a materially false report to us, (7) you (or any guarantor) generally fail to pay debts as they come due in the ordinary course of business, (8) you, any guarantor or any of your owners or agents misstated to us or omitted to tell us a material fact to obtain or maintain this Agreement with us, (9) you receive two or more notices of default from us in any one year period (whether or not you cure the defaults), (10) a violation of Section 9 occurs, or a Transfer occurs before the relicensing process is completed, (11) you or any of your Equity Interest owners contest in court the ownership or right to franchise or license all or any part of the System or the validity of any of the Marks, (12) you, any guarantor or the Facility is subject to any voluntary or involuntary bankruptcy, liquidation, dissolution, receivership, assignment, reorganization, moratorium, composition or a similar action or proceeding that is not dismissed within [●] days after its filing, (13) you maintain or operate the Facility in a manner that endangers the health or safety of the Facility’s guests. (14) if a threat to public health or safety exists at the Facility and we reasonably determine that an immediate shut down of the Facility to be necessary to avoid substantial risk of liability or goodwill, (15) you disclose any Confidential Information in violation of this Agreement.

11.3 Casualty and Condemnation.

11.3.1 You will notify us promptly after the Facility suffers a Casualty that prevents you from operating in the normal course of business, with less than [●]% of guest rooms available. You will give us information on the availability of guest rooms and the Facility’s ability to honor advance reservations. You will tell us in writing within [●] days after the Casualty whether or not you will restore, rebuild and refurbish the Facility to conform to System Standards and its condition prior to the Casualty. This restoration will be completed within [●] days after the Casualty. You may decide within the [●] days after the Casualty, and if we do not hear from you, we will assume that you have decided, to terminate this Agreement, effective as of the date of your notice or [●] days after the Casualty, whichever comes first. If this Agreement so terminates, you will pay all amounts accrued prior to Termination and follow the post-Termination requirements in Section 13. You will not be obligated to pay Liquidated Damages if the Facility will no longer be used as a transient guest lodging facility for [●] years after the Casualty.

11.3.2 You will notify us in writing within [●] days after you receive notice of any proposed Condemnation of the Facility, and within [●] days after receiving notice of the Condemnation date. This Agreement will terminate on the date the Facility or a substantial portion is conveyed to or taken over by the condemning authority but you will be liable for condemnation payments set forth in Section 12.2.

11.4 Our Other Remedies. We may suspend the Facility from the Reservation System for any default or failure to pay or perform under this Agreement or any other written agreement with us relating to the Facility, discontinue reservation referrals to the Facility for the duration of such suspension, and may divert previously made reservations to other Chain Facilities after giving notice of non-performance, non-payment or default. All fees accrue during the suspension period. Reservation service will be restored after you have fully cured any and all defaults and failures to pay and perform. We may charge you, and you must pay as a condition precedent to restoration of reservation service, a Reconnection Fee specified on Schedule C to reimburse us for our costs associated with service suspension and restoration. We may deduct points under our quality assurance inspection program for your failure to comply with this Agreement or System Standards. We may also suspend or terminate any temporary or other fee reductions we may have agreed to in this Agreement and/or any stipulations in Section 18 below, and/or cease to provide any operational support until you address any failure to perform under this Agreement. You agree that our exercise of any rights in this Section will not constitute an actual or constructive Termination of this Agreement. All such remedies are cumulative and not in lieu of any other rights or remedies we may have under this Agreement. If we exercise our right not to terminate this Agreement but to implement such suspension and/or removal, we reserve the right at any time after the appropriate cure period under the written notice has lapsed, to, upon written notice to you, terminate this Agreement without giving you any additional corrective or cure period (subject to applicable law). You recognize that any use of the System not in accord with this Agreement will cause us irreparable harm for which there is no adequate remedy at law, entitling us to injunctive and other relief, without the need for posting any bond. We may litigate to collect amounts due under this Agreement without first issuing a default or Termination notice. Our consent or approval may be withheld if needed while you are in default under this Agreement or may be conditioned on the cure of all your defaults. Once a Termination or expiration date for this Agreement has been established in accordance with the provisions of this Agreement, we may cease accepting reservations through the Reservation System for any person(s) seeking to make a reservation for a stay on any date including or following the Termination or expiration of this Agreement.

11.5 Your Remedies.

11.5.1 If our approval or consent is required under this Agreement and we do not issue our approval or consent within a reasonable time, but in any event not less than [●] days after we receive all of the information we request, and you believe our failure to approve or consent is wrongful, then you may bring a legal action against us to compel us to issue our approval or consent to the obligation. To the extent permitted by applicable law, this action shall be your exclusive remedy.

11.5.2 Each party, for themselves, their owners and guarantors waive, to the fullest extent permitted by law, any right to, or claim for, any punitive or exemplary damages against each other and against any respective affiliates, owners, employees or agents of each other, and agree that in the event of a dispute, you will be limited to the recovery of any actual damages sustained and any equitable relief to which you might be entitled. Notwithstanding the foregoing, nothing shall limit our ability to pursue any legally available damages for infringement of our Marks.

12. Liquidated Damages.

12.1 Generally. If we terminate this Agreement under Section 11.2, or you terminate this Agreement (except under Section 11.3 or as a result of our default which we do not cure within a reasonable time after written notice), you will pay us within [●] days following the date of Termination, as Liquidated Damages, an amount equal to the average monthly accrued Recurring Fees during the immediately preceding [●] full calendar months multiplied by 36 (or the number of months remaining in the unexpired Term (the “Ending Period”) at the date of Termination, whichever is less). If the Facility has been open for fewer than 12 months, then the amount shall be the average monthly Recurring Fees since the Opening Date multiplied by 36. You will also pay any applicable Taxes assessed on such payment and Interest calculated under Section 7.3 accruing from [●] days after the date of Termination. Before the Ending Period, Liquidated Damages will not be less than the product of $[●] multiplied by the number of guest rooms that you are authorized to operate under Schedule B of this Agreement as of the Termination. In the event that we authorize you to reduce the number of rooms at the Facility after the Opening Date, then we reserve the right to charge Liquidated Damages for those rooms on a per-room basis, either at the time they are removed from the Facility’s inventory or at Termination. If we terminate this Agreement under Schedule D before the Opening Date, then you will pay us, within [●] days after you receive our notice of Termination, Liquidated Damages in an amount equal to $[●] per guest room described on Schedule B. If any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this Agreement limits your ability to pay, and our ability to receive, the Liquidated Damages you are obligated to pay hereunder, you shall be liable to us for any and all damages which we incur, now or in the future, as a result of your breach of this Agreement. Liquidated Damages are paid in place of our claims for lost future Recurring Fees under this Agreement. Our right to receive other amounts due under this Agreement is not affected.

12.2 Condemnation Payments. In the event a Condemnation is to occur, you will pay us the fees set forth in Section 7 for a period of one year (the “Notice Period”) after we receive the initial notice of condemnation described in Section 11.3.2, or until the Condemnation occurs, whichever is longer. You will pay us Liquidated Damages equal to the average daily Membership and Marketing Fees for the one-year period preceding the date of your condemnation notice to us multiplied by the number of days remaining in the Notice Period if the Condemnation is completed before the Notice Period expires. This payment will be made within [●] days after Condemnation is completed (when you close the Facility or you deliver it to the condemning authority). You will pay no Liquidated Damages if the Condemnation is completed after the Notice Period expires, but you must pay the fees set forth in Section 7 when due until Condemnation is completed.

13. Your Duties At and After Termination. When a Termination occurs for any reason whatsoever:

13.1 System Usage Ceases. You must comply with the following “de-identification” obligations. You will immediately stop using the System to operate and identify the Facility. You will remove all signage and other items bearing any Marks and follow the other steps detailed in the System Standards Manual or other brand directives for changing the identification of the Facility. You will promptly paint over or remove the Facility’s distinctive System trade dress, color schemes and architectural features. You shall not identify the Facility with a confusingly similar mark or name, or use the same colors as the System trade dress for signage, printed materials and painted surfaces. You will cease all Internet marketing using any Marks to identify the Facility.

13.1.1 Cancel Assumed Name Certificate. You shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the name “Trademark Collection or any variation thereof or any other Mark. You shall provide us with evidence to our satisfaction of compliance with this obligation within [●] days after Termination or expiration of this Agreement.

13.2 Other Duties. You will pay all amounts owed to us under this Agreement and any related ancillary agreements with us or our affiliates pertaining to the Facility within [●] days after Termination. We may immediately remove the Facility from the Reservation System and divert reservations as authorized in Section 11.4. We may notify third parties that the Facility is no longer associated with the Chain. We may also, to the extent permitted by applicable law, and without prior notice enter the Facility and any other parcels, remove software (including archive and back-up copies) for accessing the Reservation System, all copies of the System Standards Manual, Confidential Information, equipment and all other personal property of ours. If you have not completed your de-identification obligations to our satisfaction, we may paint over or remove and purchase for $[●], all or part of any interior or exterior Mark-bearing signage (or signage face plates), including billboards, whether or not located at the Facility, that you have not removed or obliterated within [●] days after Termination. You will promptly pay or reimburse us for our cost of removing such items, net of the $[●] purchase price for signage. We will exercise reasonable care in removing or painting over signage. We will have no obligation or liability to restore the Facility to its condition prior to removing the signage. You will transfer to us any domain names you own that include any material portion of the Marks.

13.3 Reservations. The Facility will honor any advance reservations, including group bookings, made for the Facility prior to Termination at the rates and on the terms established when the reservations are made and pay when due all related travel agent commissions. You acknowledge and agree that once a Termination or expiration date for this Agreement has been established in accordance with the provisions of this Agreement, we may stop accepting reservations through the Reservation System for any person(s) seeking to make a reservation for a stay on any date on or after the Termination or expiration of this Agreement. In addition, when this Agreement terminates or expires for any reason, we have the right to contact those individuals or entities who have reserved rooms with you through the Central Reservation System to inform them that your lodging facility is no longer part of the System. We further have the right to inform those guests of other facilities within the System that are near your Facility in the event that the guests prefer to change their reservations. You agree that the exercise of our rights under this Section will not constitute an interference with your contractual or business relationship.

13.4 Survival of Certain Provisions. Sections 3.6 (as to audits, for 2 years after Termination), the first two sentences of 3.11, 7 (as to amounts accruing through Termination), 8, 11.3.2, 11.4, 12, 13, 15, 16 and 17 survive Termination of this Agreement. Additionally, all covenants, obligations and agreements of yours which by their terms or by implication are to be performed after the Termination or expiration of the Term, shall survive such Termination or expiration.

14. Your Representations and Warranties. You expressly represent and warrant to us as follows:

14.1 Quiet Enjoyment and Financing. You own, or will own prior to commencing improvement, or lease, the Location and the Facility. You will be entitled to possession of the Location and the Facility during the entire Term without restrictions that would interfere with your performance under this Agreement, subject to the reasonable requirements of any financing secured by the Facility. You have, when you sign this Agreement, and will maintain during the Term, adequate financial liquidity and financial resources to perform your obligations under this Agreement. If you are an entity, all of your owners or any of the individuals disclosed on Schedule B, including any subsequent person or entity that becomes an owner at any time after the Effective Date, shall sign our then-current form of personal guaranty guaranteeing all of your obligations under this Agreement, unless expressly waived by us in our sole discretion.

14.2 This Transaction. You have received our FDD at least [●] days before signing this Agreement or paying the Affiliation Fee to us. You and the persons signing this Agreement for you have full power and authority and have been duly authorized, to enter into and perform or cause performance of your obligations under this Agreement. You have obtained all necessary approvals of your owners, Board of Directors and lenders. No executory membership, franchise, license, or affiliation agreement for the Facility exists other than this Agreement. Your execution, delivery and performance of this Agreement will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which you or any of your principal owners is a party or is subject or to which the Facility is subject. Neither you nor the Facility is the subject of any current or pending merger, sale, dissolution, receivership, bankruptcy, foreclosure, reorganization, insolvency, or similar action or proceeding on the date you execute this Agreement and was not within the three years preceding such date, except as disclosed in the Application. You will submit to us the documents about the Facility, you, your owners and your finances that we request in the Membership Application (or after our review of your initial submissions) before or within [●] days after you sign this Agreement. You represent and warrant to us that the information you provided in your Application is true, correct and accurate. To the best of your knowledge, neither you, your owners (if you are an entity), your officers, directors or employees or anyone else affiliated or associated with you, whether by common ownership, by contract, or otherwise, has been designated as, or is, a terrorist, a “Specially Designated National” or a “Blocked Person” under U.S. Executive Order 13224, in lists published by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or otherwise.

14.3 No Misrepresentations or Implied Covenants. All written information you submit to us about the Facility, you, your owners, any guarantor, or the finances of any such person or entity, was or will be at the time delivered and when you sign this Agreement, true, accurate and complete, and such information contains no misrepresentation of a material fact, and does not omit any material fact necessary to make the information disclosed not misleading under the circumstances. There are no express or implied covenants or warranties, oral or written, between we and you except as expressly stated in this Agreement.

15. Proprietary Rights.

15.1.1 Marks and System. You will not acquire any interest in or right to use the System or Marks except under this Agreement. You will not apply for governmental registration of the Marks, or use the Marks or our corporate name in your legal name, but you may use a Mark for an assumed business or trade name filing, provided such filing is for the full name of the property, including any secondary designation. You agree (i) to execute any documents we request to obtain or maintain protection for the Marks; (ii) use the Marks only in connection with the operation of the Facility as permitted by the System Standards; and (iii) that your unauthorized use of the Marks shall constitute both an infringement of our rights and a material breach of your obligations under this Agreement. You shall not, and shall not assist other to, challenge or otherwise contest the validity or ownership of the System or Marks.

15.1.2 Property Mark. You represent and warrant to us that you are the owner of all right, title, and interest in and to the Property Mark, or you otherwise have the right to use and license others to use the Property Mark. You hereby grant to us, our parent, subsidiaries and affiliates, or our designee, a non-exclusive, limited, revocable license to use the Property Mark to market, promote, and advertise the Facility and to display and use the Property Mark in connection with the System and the Marks during the Term.

15.2 Inurements. All present and future distinguishing characteristics, improvements and additions to or associated with the System by us, you or others, and all present and future service marks, trademarks, copyrights, service mark and trademark registrations used and to be used as part of the System, and the associated good will, shall be our property and will inure to our benefit.

15.3 Other Locations and Systems. We and our affiliates each reserve the right to own, (including through a joint venture or otherwise) in whole or in part, manage, operate, use, lease, finance, sublease, franchise, license (as franchisor or franchisee/member), or provide services to or joint venture (i) distinctive separate lodging or food and beverage marks and other intellectual property which are not part of the System, and to enter into separate agreements with you or others (for separate charges) for use of any such other marks or proprietary rights, (ii) other lodging, food and beverage facilities, or businesses, under the System utilizing modified System Standards, and (iii)a Chain Facility at or for any location other than the Location. You acknowledge that we are affiliated with or in the future may become affiliated with other lodging providers or franchise, license or membership systems that operate under names or marks other than the Marks. We and our affiliates may use or benefit from common hardware, software, communications equipment and services and administrative systems for reservations, franchise application procedures or committees, marketing and advertising programs, personnel, central purchasing, Approved Supplier lists, franchise sales personnel (or independent franchise sales representatives).

15.4 Confidential Information. You will take all appropriate actions to preserve the confidentiality of all Confidential Information. Access to Confidential Information should be limited to persons who need the Confidential Information to perform their jobs and are subject to your general policy on maintaining confidentiality as a condition of employment or who have first signed a confidentiality agreement. You will not permit copying of Confidential Information (including, as to computer software, any translation, decompiling, decoding, modification or other alteration of the source code of such software). You will use Confidential Information only for the Facility and to perform under this Agreement. Upon Termination (or earlier, as we may request), you shall return to us all originals and copies of the System Standards Manual, policy statements and Confidential Information “fixed in any tangible medium of expression,” within the meaning of the U.S. Copyright Act, as amended. Your obligations under this subsection commence when you sign this Agreement and continue for trade secrets (including computer software we license to you) as long as they remain secret and for other Confidential Information, for as long as we continue to use the information in confidence, even if edited or revised, plus three years. We will respond promptly and in good faith to your inquiry about continued protection of any Confidential Information.

15.5 Litigation. You will promptly notify us of (i) any adverse or infringing uses of the Marks (or names or symbols confusingly similar), Confidential Information or other System intellectual property, and (ii) any threatened or pending litigation related to the System against (or naming as a party) you or us of which you become aware. We alone have the right to control any proceeding or litigation involving use of all or any part of the System, including settlement. You will cooperate with our efforts to resolve these disputes. We need not initiate suit against imitators or infringers who do not have a material adverse impact on the Facility, or any other suit or proceeding to enforce or protect the System in a matter we do not believe to be material. We also have the right to keep all sums obtained in settlement or as a damages award in any proceeding or litigation without any obligation to share any portion of the settlement sums or damages award with you. You will cooperate with our efforts to resolve these disputes.

15.6 The Internet and other Distribution Channels. You may use the Internet to market the Facility subject to this Agreement and System Standards. You shall not use, license or register any domain name, universal resource locator, or other means of identifying you or the Facility that uses a Mark or any image or language confusingly similar to a Mark except as otherwise expressly permitted by the System Standards Manual or with our written consent. You will assign to us any such identification at our request without compensation or consideration. You may not purchase any key words for paid search or other electronic marketing that utilizes any Mark without our written consent.. You must make available through the Reservation System and the Chain Website all rates you offer directly to the general public or indirectly via Internet marketing arrangements with third parties. You agree to participate in our Central Commission Payment Program and to reimburse us for any fees or commissions we pay to intermediaries and retailers on your behalf or for Chain Facilities to participate in their programs. You must participate in the Chain’s best available rate on the Internet guarantee or successor program. The content you provide us or use yourself for any Internet or distribution marketing materials must be true, correct and accurate, and you will notify us in writing promptly when any correction to the content becomes necessary. You shall promptly modify at our request the content of any Internet or distribution marketing materials for the Facility you use, authorize, display or provide to conform to System Standards. Any use of the Marks and other elements of the System on the Internet inures to our benefit under Section 15.2.

16. Relationship of Parties.

16.1 Independence. You are an independent contractor. You are not our legal representative or agent, and you have no power to obligate us for any purpose whatsoever. We and you have a business relationship based entirely on and circumscribed by this Agreement. No partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement. You understand that the relationship contemplated by this Agreement is an arms’ length, commercial business relationship in which each party acts in its own interest. You will exercise full and complete control over and have full responsibility for your contracts, daily operations, labor relations, employment practices and policies, including, but not limited to, the recruitment, selection, hiring, disciplining, firing, compensation, work rules and schedules of your employees.

16.2 Joint Status. If you are comprised of two or more persons or entities (notwithstanding any agreement, arrangement or understanding between or among such persons or entities) the rights, privileges and benefits of this Agreement may only be exercised and enjoyed jointly. The liabilities and responsibilities under this Agreement will be the joint and several obligations of all such persons or entities.

17. Legal Matters.

17.1 Partial Invalidity. If all or any part of a provision of this Agreement violates the law of your state (if it applies), such provision or part will not be given effect. If all or any part of a provision of this Agreement is declared invalid or unenforceable, for any reason, or is not given effect by reason of the prior sentence, the remainder of the Agreement shall not be affected. However, if in our judgment the invalidity or ineffectiveness of such provision or part substantially impairs the value of this Agreement to us, then we may at any time terminate this Agreement by written notice to you without penalty or compensation owed by either party.

17.2 Waivers, Modifications and Approvals. If we allow you to deviate from this Agreement, we may insist on strict compliance at any time after written notice. Our silence or inaction will not be or establish a waiver, consent, course of dealing, implied modification or estoppel. All modifications, waivers, approvals and consents of or under this Agreement by us must be in writing and signed by our authorized representative to be effective. We may unilaterally revise Schedule C when this Agreement so permits.

17.3 Notices. Notices will be effective if in writing and delivered (i) by delivery service, with proof of delivery; (ii) by first class, prepaid certified or registered mail, return receipt requested; (iii) by electronic mail, posting of the notice on our Chain intranet site or by a similar technology; or (iv) by such other means as to result in actual or constructive receipt by the person or office holder designated below, to the appropriate party at its address stated below or as it may otherwise designate by notice. You consent to receive electronic mail from us. Notices shall be deemed given on the date delivered or date of attempted delivery, if refused.

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17.4 Remedies. Remedies specified in this Agreement are cumulative and do not exclude any remedies available at law or in equity. The non-prevailing party will pay all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party to enforce this Agreement or collect amounts owed under this Agreement.

17.5 Miscellaneous. This Agreement is exclusively for the benefit of the parties. There are no third-party beneficiaries. No agreement between us and anyone else is for your benefit. The section headings in this Agreement are for convenience of reference only.

17.6 Choice of Law; Venue; Dispute Resolution.

17.6.1 This Agreement will be governed by and construed under the laws of the State of New Jersey, except for its conflicts of law principles. The New Jersey Franchise Practices Act will not apply to any Facility located outside the State of New Jersey.

17.6.2 The parties shall attempt in good faith to resolve any dispute concerning this Agreement or the parties’ relationship promptly through negotiation between authorized representatives. If these efforts are not successful, either party may attempt to resolve the dispute through non- binding mediation. Either party may request mediation which shall be conducted by a mutually acceptable and neutral third-party organization. If the parties cannot resolve the dispute through negotiation or mediation, or choose not to negotiate or mediate, either party may pursue litigation.

17.6.3 You consent and waive your objection to the non-exclusive personal jurisdiction of and venue in the New Jersey state courts situated in Morris County, New Jersey and the United States District Court for the District of New Jersey for all cases and controversies under this Agreement or between we and you.

17.6.4 WAIVER OF JURY TRIAL. THE PARTIES WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION RELATED TO THIS AGREEMENT OR THE RELATIONSHIP BETWEEN TMH WORLDWIDE, LLC, THE MEMBER, ANY GUARANTOR, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

17.6.5 Any judicial proceeding directly or indirectly arising from or relating to this Agreement shall be considered unique as to its facts and may not be brought as a class action. You and each of the owners of your Equity Interests waive any right to proceed against us by way of class action.

17.7 Special Acknowledgments. You acknowledge the following statements to be true and correct as of the date you sign this Agreement, and to be binding on you.

17.7.1 You have read our disclosure document for prospective members (“FDD”) and independently evaluated and investigated the risks of investing in the hotel industry generally and purchasing this membership/franchise specifically, including such factors as current and potential market conditions, owning a franchise and various competitive factors.

17.7.2 Neither we nor any person acting on our behalf has made any oral or written representation or promise to you on which you are relying to enter into this Agreement that is not written in this Agreement or in the FDD. You release any claim against us or our agents based on any oral or written representation or promise not stated in this Agreement or in the FDD.

17.7.3 This Agreement, together with the exhibits and schedules attached, is the entire agreement superseding all previous oral and written representations, agreements and understandings of the parties about the Facility and the Membership/Franchise other than representations set forth in the FDD. Notwithstanding the foregoing, no provision in any franchise or membership agreement, or any related agreement, is intended to disclaim the express representations made in the FDD.

17.7.4 You acknowledge that no salesperson has made any promise or provided any information to you about actual or projected sales, revenues, income, profits or expenses from the Facility except as stated in Item 19 of the FDD or in a writing that is attached to this Agreement and signed by us.

17.8 Force Majeure. Neither you nor we shall be liable for loss or damage or deemed to be in breach of this Agreement if the failure to perform obligations results from any of the following events which first occur following the Effective Date: (a) windstorms, rains, floods, earthquakes, typhoons, mudslides or other similar natural causes; (b) fires, strikes, embargoes, war, acts of terrorism or riot; (c) legal restrictions that prohibit or prevent performance; or (d) any other similar event or cause beyond the control of the party affected. Any delay resulting from any of such causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, so long as a remedy is continuously and diligently sought by the affected party, except that no such cause shall excuse payment of amounts owed at the time of such occurrence or payment of Recurring Fees and other amounts due to us subsequent to such occurrence other than a governmental or judicial order prohibiting such payments.

17.9 No Right to Offset. You acknowledge and agree that you will not withhold or offset any liquidated or unliquidated amounts, damages or other monies allegedly due you by us against any Recurring Fees or any other fees due us under this Agreement.

18. Special Stipulations. The following special stipulations apply to this Agreement and supersede any inconsistent or conflicting provisions. You acknowledge that these stipulations and any changes made to the body of the Agreement at your request or in response to other changes to our form agreement are the product of arms’ length negotiations with us and represent mutually agreed, material inducements to enter into this Agreement, beneficial to you and supported by adequate consideration from both parties. These are personal to you and are not transferable or assignable except to a Permitted Transferee. In the event that you execute this Agreement on or before August 4, 2023, you shall be permitted to retain the following:

18.1. Marketing Fee. Notwithstanding anything to the contrary in Section 7.1.2 and Schedule C, you will pay a Marketing Fee of [●] percent ([●]%) of Gross Room for first through the fifth Membership Years, and [●] percent ([●]%) of Gross Room Revenues for the sixth through the tenth Membership Years. After the tenth Membership Year, you shall pay the Marketing Fee as set forth in Section 7.1.2 and Schedule C. Nothing in this Section shall affect your obligation to pay any other fees and amounts owed under this Agreement (including the Membership Fee and the Additional Fees described in Schedule C such as the Loyalty Program Fee, Customer Care Fee and all other fees, commissions, and charges) which must be paid as stated in this Agreement.

18.2 Liquidated Damages.

18.2.1 Liquidated Damages payable under Section 12.1 for a Termination will be the greater of (i) $[●] for each guest room of the Facility you are authorized to operate pursuant to Schedule B of this Agreement, prior to any room count reductions or (ii) an amount equal to the average monthly Membership Fee accrued at the Facility during the one year period immediately preceding Termination multiplied by [●] (or the number of months remaining in the term, whichever is less).

18.2.2 In the event that you convert the Facility to operate as a guest lodging facility with a competitor franchisor within two (2) years of the Termination of the Agreement, the Liquidated Damages will be the greater of (i) $[●] for each guest room of the Facility you are authorized to operate pursuant to Schedule B of this Agreement, prior to any room count reductions or (ii) the average monthly Membership and Marketing Fees accruing at the Facility during the one year period immediately preceding Termination multiplied by [●] (or the number of months remaining in the term, whichever is less), less any amounts you may have already paid us pursuant to Section 18.2.1.

18.3 Development Incentive.

18.3.1 You will be eligible to participate in our Development Incentive program if (i) you have signed and delivered this Agreement by [●]; (ii) you and your guarantor, as co-maker, have signed and returned to us the Development Incentive Note (the “Note”) that accompanies this Agreement; (iii) you have accepted the PIP; and (iv) you open the Facility in compliance with the PIP and Schedule D. The anticipated amount of the Development Incentive will be $[●], based on a formula of $[●] per guest room multiplied by the number of guest rooms specified on Schedule B. The actual amount of the Development Incentive to be disbursed, if any, will be based on the number of guest rooms at the Facility on the Opening Date. If the number of guest rooms changes with our consent, we will adjust the amount of the Development Incentive accordingly. You authorize us to modify the principal amount of the Note based on this Section and the number of guest rooms at the Facility.

18.3.2 We may disburse the Development Incentive in multiple installments, the first of which will be in the amount of $[●] (the “First Installment”) and will be disbursed after (i) you have passed a credit/financial review with no material adverse changes in your or your guarantors’ business, finances, legal, litigation, or bankruptcy status or the finances or the financial viability of the Facility since preliminary approval; (ii) the Facility has officially opened with our consent; (iii) you have executed the MITA/ Schedule and scheduled the installation of an approved property management system at the Facility; and (iv) you have submitted documentation that your lease for the Facility continues for a term of at least ten years after the Effective Date. Notwithstanding the foregoing, the First Installment will not be disbursed unless you are in good standing under this Agreement; you are current on the payment of all fees and other amounts owed under this Agreement; and there are no outstanding defaults that remain uncured beyond their provided cure periods.

18.3.3 The second installment in the amount of $[●] (the “Second Installment”) will be disbursed after (i) you have passed a final credit/financial review with no material adverse changes in your or your guarantors’ business, finances, legal, litigation, or bankruptcy status, or the finances or the financial viability of the Facility since preliminary approval; (ii) we have acknowledged, in writing, that all items described as to be completed six (6) months after opening in the PIP have been completed for the Facility; (iii) all items described as to be completed six (6) months after opening in the PIPs for any membership or franchise agreement for any hotels in which you or an affiliate have any ownership interest which, as of the Effective Date, include: ([●]), have been completed to our satisfaction; and (iv) all of the sites identified herein are open and operating. Notwithstanding the foregoing or anything to the contrary herein, you shall be deemed to have met the condition in (iii) herein once you and your affiliates spend the lesser of (y) [●] of the total cumulative development incentive amount for all the sites identified herein on completion of PIP items (excluding any property management system costs) or (z) $[●]. Notwithstanding the foregoing, the Second Installment will not be disbursed unless you are in good standing under this Agreement; you are current on the payment of all fees and other amounts owed under this Agreement; and there are no outstanding defaults that remain uncured beyond their provided cure periods. The date we fund the Second Installment shall be referred to as the “Final Funding Date.”

18.3.4 The Development Incentive is a loan that is not subject to repayment, and will not bear interest, except in the case of default or acceleration. Your guarantors must co-sign the Note with you. If any of your guarantors is a resident of a community property state or certain other states, his or her spouse also must co-sign the Note. On each anniversary of the Opening Date that follows the Final Funding Date, an amount equal to the actual original amount of the Development Incentive, divided equally by the number of complete Membership Years remaining as of the Final Funding Date between the Final Funding Date and the conclusion of the Term, will be forgiven without payment, such that the Note will have been completely forgiven without payment at the conclusion of the Term. If you engage in or suffer a Transfer (excluding a Permitted Transfer), you must repay the balance of the Note unless the transferee and its principals assume the obligation to repay the Development Incentive and provide us with such other security as we may require in our sole discretion. We reserve the right to conduct a credit investigation of the transferee and its owners at all times and withdraw the offer of the Development Incentive before we issue or disburse the Development Incentive. If there is a conflict between the terms of Section 18.3 and the Note, the terms of the Note will prevail.

18.4 Extension of Lease. You represent and warrant to us that you will seek to amend your current lease of the Facility to include a term that is at least as long as the Term of this Agreement. You further acknowledge that we are relying on such representation in entering into this Agreement and will be damaged as the result of a termination of this Agreement caused by your failure to amend the lease of the Facility for the duration of the Term. Accordingly, in the event that this Agreement terminates prematurely because your lease expires or is terminated for any reason, you acknowledge and agree that you will pay the Liquidated Damages set forth in Section 18.2 and any unamortized balance of the Development Incentive.

18.5 Publicity. You agree that you will issue no press releases or make any other public-facing comments concerning this Agreement or any other agreement between us and your affiliates without our prior written consent, except where required by law. In the event we consent to a public statement, any media or public-facing statements regarding this Agreement will be consistent with talking points or other approved statements provided by us.

18.6 Guaranty; Key Man. The parties acknowledge and agree that your obligations under this Agreement shall be guaranteed from and after the Effective Date by your controlling principal, Brian Ferdinand. The parties further agree that Brian Ferdinand will sign the Note as co-maker. We agree that, any time after the fifth anniversary of the Opening Date, Mr. Ferdinand may submit a request to cancel his guaranty and to be removed from the Note provided you demonstrate, to our satisfaction that, at the time of the request, you have a minimum tangible net worth of $[●], computed under United States Generally Accepted Accounting Principles (“US GAAP”). You must submit your audited financial statements, cash ending balance, and, in the event of a revolver, a letter from your bank confirming availability of funds. You further represent and warrant that, if Mr. Ferdinand’s guaranty is cancelled pursuant to this Section, you will maintain at all times through the remainder of the Term, a tangible net worth so computed of at least $[●]. You will submit a certificate signed by your Chief Executive Officer and the Chief Financial Officer, within [●] days after the end of each calendar quarter, stating your actual tangible net worth, computed under US GAAP. If any such certificate, or any other financial report and information provided to us by or about you indicates that your tangible net worth has fallen below the minimum amount set forth in this Section, you will take any steps necessary to restore the net worth within [●] days or cause Brian Ferdinand to execute a new guaranty of your obligations.

18.7 Performance Deadline. Notwithstanding anything to the contrary specified in Schedule D, the deadline to complete all pre-opening items and renovations listed as “to be completed prior to opening” on the PIP shall be no later than [●], provided that we act in a commercially reasonable manner in extending the PIP completion deadline upon request. [For sites identified with a 9/30/23 Opening Date, change this section to add: You will not be in default of this Section provided that at least sixty percent ([●]%) of the hotels identified in Section 18.3.3 are open and operating by [●].]

18.8 Property Mark. Notwithstanding anything to the contrary in Section 15.1.2 or Schedule B, you are in the process of applying for one or more registrations of the Property Mark, and you have not entered into any agreements with others for any rights to use or license to use the Property Mark. No representations or warranties are provided by you for the Property Mark other than those provided in this Section 18.8.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement on this _______ day of _____________________, 20______ and agree to be bound by the terms and conditions of this Agreement as of the Effective Date.

WE:

[Franchisor]:

By:

YOU, as franchisee:

LuxUrban Hotels Inc.

By:
Name:	Brian Ferdinand
Title:	Chairman and Chief Executive Officer

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